UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:    September 29, 2010

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry into a Material Definitive Agreement

On September 29, 2010, InsWeb Corporation (“InsWeb”) and Potrero Media Corporation (“Potrero”) amended the Stock Purchase Agreement (“Agreement”) dated August 31, 2010. This amendment of the agreement permits InsWeb to withhold $1.5 million of the consideration due to the sellers if the EBITDA for the acquired business in the first nine months of 2011 is less than $686,250. In addition, the amendment clarifies the intention of the parties regarding the calculation of EBITDA for purposes of the Agreement.

The foregoing description of the amendment to the Agreement is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01                      Other Events

On October 1, 2010, InsWeb completed its acquisition of Potrero Media Corporation, a performance-based marketing agency specializing in search marketing and lead generation, primarily in the health insurance industry.  InsWeb announced the signing of its definitive agreement to acquire Potrero Media on September 1, 2010.

On October 4, 2010, InsWeb issued a press release announcing the completion of its acquisition of Potrero Media Corporation. A copy of the press release is attached as Exhibit 99.2.

Item 9.01                      Financial Statements and Exhibits

Exhibit No. 99.1	Second Amendment to the Stock Purchase Agreement

Exhibit No. 99.2                                                      Press Release dated October 4, 2010

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2010	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer

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